As filed with the Securities and Exchange Commission on April 28, 1998

                                                            Registration No.333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM S-8
                             Registration Statement
                                     under
                           The Securities Act of 1933


                                    CDnow, Inc.
  ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Pennsylvania                                              232813867
----------------------------------------                    --------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


Jenkins Court, Suite 300, 610 Old York Road, Jenkintown, PA          19046
-----------------------------------------------------------      ---------------
(Address of Principal Executive Offices)                          (Zip Code)



                   CDnow, Inc. 1996 Equity Compensation Plan
                   -----------------------------------------
                            (Full title of the plan)

                                  Joel Sussman
                   Vice President and Chief Financial Officer
                                    CDnow, Inc.
                            Jenkins Court, Suite 300
                               610 Old York Road
                             Jenkintown, PA   19046
      -----------------------------------------------------------------------
                    (Name and address of agent for service)


                                    (215) 517-7325
      -----------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Alan Singer, Esquire
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                     Philadelphia, Pennsylvania  19103-6993
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE
================================================================================


 Title of securities      Amount to be     Proposed maximum   Proposed maximum    Amount of
   to be registered      registered (2)     offering price       aggregate      registration
                                               per share       offering price      fee (3)
Common Stock, no par    1,600,000 shares                $(1)       $25,863,709     $7,629.79
 value
============================================================================================

================================================================================

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which options may be exercised (375,966 shares at $1.33 per share, 207,627 shares at $3.00 per share, 93,549 shares at $10.00 per share, 7,750 shares at $14.00 per share and 52,332 shares at $35.50 per share) or, where such price is not known and with respect to other types of issuances that may be made under the plan, the average of the high and low prices of the Company's Common Stock, as reported on the Nasdaq National Market, of $25.3125 per share on April 27, 1998.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .000295.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.       Incorporation of Documents by Reference.
              ---------------------------------------

     The following documents filed by CDnow, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 are incorporated by reference in this Registration Statement:

            (1) The Registrant's prospectus dated February 9, 1998 pursuant to Rule 424 (b) of the Securities Act of 1933; and

            (2) The description of the Registrant's Common Stock, no par value (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A, filed with the Commission on February 9, 1998, to register such securities under the Securities Exchange Act of 1934.

       All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

       Experts.  The financial statements incorporated by reference in this
       -------
registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. To the extent that Arthur Andersen LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report therein, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their report and said authority.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

       Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

       Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

       Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

          Section 8.01 of the Bylaws provides that the Registrant will indemnify any director or officer of the Registrant or any other person designated by the Board of Directors of the Registrant (which may, but need not, include any person serving at the request of the Registrant as a director or officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) against any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding in which such person may be involved as a party or otherwise by reason of the fact that such person is or was serving in such capacity, including, without limitation, liabilities resulting from any actual or alleged breach of duty, error, misstatement or misleading statement, negligent, gross negligence or act giving rise to strict or products liability. Notwithstanding the foregoing, the Registrant shall not indemnify any person for any act or failure to act which is (i) prohibited by applicable law or (ii) finally determined to have constituted willful misconduct or recklessness or to be based upon or attributable to the receipt by such person of a personal benefit to which such person is not legally entitled. Section 8.03 of the Bylaws provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is ultimately determined that the indemnified party is not entitled to indemnification.

       Section 8.04 of the Bylaws authorizes the Registrant to use any mechanism or arrangement, as determined by the Board of Directors, to further effect, satisfy or secure its indemnification obligations, including purchasing and maintaining insurance, obtaining a letter of credit, creating a reserve, trust, escrow or other fund or account, entering into indemnification agreements or granting security interests.

       Section 8.08 of the Bylaws mandates indemnification against expenses (including attorney's fees and disbursements) actually and reasonably incurred by any authorized representative of the Registrant who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the PBCL.

       Section 8.09 of the Bylaws provides that the rights of indemnification under the Bylaws will be deemed a contract between the Registrant and each person entitled to indemnification.

       Section 8.10 of the Bylaws states that the indemnification authorized by the Bylaws will not be exclusive of any other rights to which persons seeking indemnification or advancement of expenses may be entitled.

       The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

        Not applicable.

Item 8.   Exhibits.
          --------

       The following Exhibits are filed as part of this Registration Statement:

       4 CDnow, Inc. 1996 Equity Compensation Plan - incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 26, 1997.

       5        Opinion of Morgan, Lewis & Bockius LLP

       23.1     Consent of Arthur Andersen LLP.

       23.2     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

       25 Power of Attorney (contained on signature page of this Registration Statement)

Item 9.   Undertakings.
          ------------

       The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undesigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 SIGNATURES AND POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jenkintown, State of Pennsylvania on this 28th day of April, 1998.

                           CDnow, Inc.


                         By:  /s/ Jason Olim
                              ----------------------------------------
                              Jason Olim,
                                President, Chief Executive Officer and
                                Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel Sussman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                             Capacity                    Date
------------------  ----------------------------------  --------------
/s/ Jason Olim      President, Chief Executive          April 28, 1998
------------------  Officer and Chairman of the Board
Jason Olim          (principal executive officer)

/s/ Joel Sussman    Vice President and Chief Financial  April 28, 1998
------------------  Officer (principal financial and
Joel Sussman        accounting officer)

       *            Director                            April 28, 1998
------------------
Matthew Olim

       *            Director                            April 28, 1998
------------------
Alan Meltzer

       *            Director                            April 28, 1998
------------------
Patrick Kerins

       *            Director                            April 28, 1998
------------------
John Regan

                                  CDNOW, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------
Exhibit No.
-----------

     4 CDnow, Inc. 1996 Equity Compensation Plan - incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 26, 1997.

     5         Opinion of Morgan, Lewis & Bockius LLP

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

     25 Power of Attorney (contained on signature page of this Registration Statement)